                                                                    EXHIBIT 99.1


Contacts:       Joseph F. Furlong         or              Marilyn O'Hara
                President and CEO                         Executive VP and CFO
                (615) 221-8884                            (615) 221-8884
                                                          PRIMARY CONTACT



FOR IMMEDIATE RELEASE



                          AMERICAN HOMEPATIENT REPORTS
                             2002 FINANCIAL RESULTS

-  COMPANY REPORTS PROFITABLE 2002 FOURTH QUARTER
-  LOSS IN 2002 THIRD QUARTER DECLINES, COMPARED WITH 2001 THIRD QUARTER LOSS
- LOSS FOR YEAR INCLUDES SUBSTANTIAL NON-CASH CHARGE FOR CHANGE IN GOODWILL ACCOUNTING
-  COMPANY PROVIDES RESTATED INCOME STATEMENTS FOR THE 2002 FIRST AND
   SECOND QUARTER, AS WELL AS FOR 2001
-  COMPANY ANNOUNCES APRIL 23, 2003 HEARING DATE ON PROPOSED REORGANIZATION PLAN

--------------------------------------------------------------------------------

BRENTWOOD, Tennessee (April 16, 2003) - American HomePatient, Inc. (Pink Sheets:
AHOM) today reported net income of $8.2 million on revenues of $82.2 million in its fourth quarter ended December 31, 2002, compared with net income of $2.7 million on revenues of $82.9 million in the 2001 fourth quarter.

Joseph F. Furlong, president and chief executive officer, said, "We are pleased to report a profitable fourth quarter. The fourth quarter results demonstrate that the strategies we are implementing to improve profitability - especially those to strengthen our organizational and financial structure, to boost our sales effort and to reduce bad debt expense - are succeeding. Our improved financial results position us to fully pay all creditors and lenders according to the reorganization plan that the Company and the Official Unsecured Creditors Committee are proposing for confirmation in a hearing before the Bankruptcy Court, scheduled for April 23, 2003."

As announced on December 5, 2002, the Company determined that it had incorrectly accounted for certain fees in financial reports preceding its July 31, 2002, bankruptcy filing. The Company had believed that its method of recording these fees was appropriate and its prior auditors, Arthur Andersen LLP, had concurred. At the time, the Company said it was necessary to restate its financial results for 2001 and the affected second, third and fourth quarters, as well as for the first and second quarters of 2002. The Company also announced at that time that it would delay reporting its financial results for the third quarter of 2002 until the restatements were completed.

Accordingly, the Company today reported a net loss of $2.4 million in the 2002 third quarter and of $61.2 million for the year ended December 31, 2002 and provided restatements of its financial results for the first and second quarters of 2002, for the year ended December 31, 2001 and all quarters for the year ended December 31, 2001. All references to amounts in this news release include the effects of restatements, unless otherwise stated.

FOURTH QUARTER 2002 RESULTS

American HomePatient said that net income in the 2002 fourth quarter was $8.2 million, compared with net income of $2.7 million in the 2001 fourth quarter. Fourth quarter 2002 net income included non-recurring reorganization items of $1.6 million related to the bankruptcy reorganization, and excluded approximately $5.0 million of non-default interest expense that would have been paid during the period had the Company not sought bankruptcy protection. Net income in the 2001 fourth quarter included a gain of $2.6 million associated with the sale of certain non-core assets.

EBITDA is a non-GAAP financial measurement that is calculated as revenues less expenses other than interest, taxes, depreciation and amortization. For the fourth quarter of 2002, EBITDA, excluding reorganization items of $1.6 million, was $15.2 million or 18.5 percent of revenues. EBITDA for the fourth quarter of 2001, excluding the gain on sale of assets of centers of $2.6 million, was $14.1 million or 17.0 percent of revenues.

Revenues for the 2002 fourth quarter were $82.2 million, down slightly from the $82.9 million reported for the comparable 2001 period. As a result of sales of non-core assets in both 2001 and early 2002, revenues were negatively impacted by approximately $4.3 million in the fourth quarter of 2002.

Furlong noted, "Excluding the revenues associated with the sold assets, revenues for the 2002 fourth quarter increased by approximately four percent, compared with 2001 fourth quarter revenues. We believe that our investment in sales and marketing over the past three years is paying off in growth in same-store locations."

Operating expenses decreased in the 2002 fourth quarter compared with the 2001 fourth quarter, due primarily to improvements in bad debt expense and reductions in other operating expenses resulting from the disposition of certain non-core assets.

The Company reported a $22.8 million cash balance as of December 31, 2002, compared with a cash balance of $9.1 million on December 31, 2001.

THIRD QUARTER 2002 RESULTS

The Company today reported a net loss of $2.4 million on revenues of $78.4 million in the third quarter ended September 30, 2002, compared with a net loss of $6.0 million on revenues of $86.5 million in the 2001 third quarter. Third quarter 2001 net loss includes a loss of $2.6 million on the sale of non-core assets.

The Company said the improvement in bottom-line results for the 2002 third quarter reflects a slight increase in revenues excluding the negative impact from the sales of non-core assets, lower bad debt expense and lower depreciation and amortization expense, as well as lower interest expense as a result of the stay on interest payments during the bankruptcy proceedings. The Company's sale of certain non-core assets negatively impacted 2002 third quarter revenues by approximately $8.3 million.

EBITDA for the third quarter of 2002, excluding reorganization items of $3.9 million and Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.5 million, was

$10.6 million or 13.5 percent of revenues. EBITDA for the third quarter of 2001, excluding the loss on sale of assets of centers of $2.6 million, was $12.6 million or 14.6 percent of revenues.

Operating expenses decreased in the third quarter of 2002 as compared with the same period in the prior year, primarily as a result of a decrease in bad debt expense. This improvement in bad debt expense primarily is attributable to the same factors that impacted fourth quarter bad debt expense.

YEAR 2002 RESULTS

The Company's net loss for the year ended December 31, 2002 was $61.2 million, compared with a net loss of $12.9 million for the prior year. The loss in 2002 includes a $68.5 million charge for the cumulative effect of a change in accounting principle associated with the Company's adoption of Statement of Financial Accounting Standards No. 142 ("Goodwill and Other Intangible Assets"), $5.5 million in reorganization items, $0.8 million in Chapter 11 financial advisory expenses incurred prior to filing bankruptcy, and a tax benefit of $1.9 million. Excluding these items, American HomePatient enjoyed improved income in 2002 compared to 2001 primarily due to increased same-location revenues, lower bad debt expense and lower depreciation and amortization expense, as well as lower interest expense as a result of the stay on interest payments during the bankruptcy proceedings. The Company recorded adequate protection payments in 2002 of $8.0 million as an offset to the principal amount of the debt. However, the Bankruptcy Court will determine the ultimate application of these payments, as principal, or interest and expenses, as part of the bankruptcy proceedings.

For the year ended December 31, 2002, the Company reported revenues of $319.8 million, down from $348.2 million for the same period of 2001. Excluding the loss of revenues of sold locations, revenues for fiscal 2002 increased approximately $4.8 million over the prior fiscal year or 1.4 percent.

EBITDA for the 2002 fiscal year, excluding reorganization items of $5.5 million, Chapter 11 financial advisory expenses incurred prior to filing bankruptcy of $0.8 million, gain on sale of assets of centers of $0.7 million, and cumulative effect of change in accounting principle of

$68.5 million, was $48.5 million or 15.2 percent of revenues. EBITDA for the 2001 fiscal year, excluding the loss on sale of assets of centers of $0.1 million, was $51.2 million or 14.7 percent of revenues.

Overall, operating expenses decreased in 2002 compared with 2001, due primarily to improvements in bad debt expense and the sales of the assets of non-core businesses in 2001 and in the first quarter of 2002. As a percentage of revenues, bad debt expense for 2002 declined to 3.6 percent, compared with 4.5 percent for 2001, primarily due to the previously cited factors.

RESTATED 2001 AND FIRST AND SECOND QUARTER 2002 RESULTS

As announced on December 5, 2002, the Company determined that it had incorrectly accounted for certain fees associated with its Fifth Amended and Restated Credit Facility, although it previously believed that its method of recording these fees was appropriate and its prior auditors had concurred. At that time, the Company said it was necessary to restate its financial results for 2001 and the affected, second, third and fourth quarters, as well as for the first and second quarters of 2002. The restatements include corrections of the accounting for the credit facility fees and other adjustments not related to the credit facility fees that arose in connection with the re-audit of 2001 and audit of 2002.

Table A (attached to this press release) shows 2001 and 2002 quarterly and annual restated income statements. Table A also provides a reconciliation of net income as originally reported with the restated amounts for the 2001 quarters and year, as well as for the first and second quarters of 2002.

BANKRUPTCY PROCEEDING UPDATE

As announced previously, the American HomePatient, Inc. and 24 of its subsidiaries filed voluntary petitions for relief to reorganize under Chapter 11 of the U.S. Bankruptcy Code on July 31, 2002. The Company's joint ventures with unrelated parties are not part of the bankruptcy filing. The Company has been managing its assets and operating its business in the ordinary course as a debtor-in-possession since that date. The Company and the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee jointly have proposed a plan of reorganization for the Company pursuant to which all of the Company's creditors will be paid in full and the shareholders of the Company will retain all of their equity interests in the Company.

The bankruptcy filing was prompted by the impending December 31, 2002, maturity of the Company's Bank Credit Facility. Over the last several years the Company unsuccessfully had attempted to reach a long-term agreement with its lenders to restructure the Bank Credit Facility and thus determined that filing the bankruptcy cases was the best way to restructure the Company's debt. The Company expects that the lenders will object to the proposed plan, even though the Company's financial results have continued to improve during the bankruptcy proceedings. The Company and the Official Unsecured Creditors Committee believe the proposed plan is feasible and in the best interests of all creditors, and the plan provides for full payment to all creditors, including the lenders. The hearing before the Bankruptcy Court on confirmation of the jointly proposed plan is scheduled for April 23, 2003. There can be no assurance as to the final outcome of the bankruptcy proceedings.

American HomePatient, Inc. is one of the nation's largest home health care providers with 285 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the Pink Sheets under the symbol AHOM.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financials, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Table B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operating profitability and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the

Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges, that are not technically non-recurring but are outside of the ordinary course of operations. Investors are encouraged to use this information in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in the press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the Chapter 11 filings, the proposed plan, the operation of the Company during such proceedings and thereafter, and the final resolution of such proceedings. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include changes to the Company's business strategy and operation, the effect of healthcare regulation and reimbursement, the ability to obtain business, and the outcome of ongoing government investigations. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

AMERICAN HOMEPATIENT, INC.                                             TABLE A
SUMMARY FINANCIAL DATA                                               PAGE 1 OF 3
(In thousands, except per share data)

                                                            THREE MONTHS  THREE MONTHS  THREE MONTHS  THREE MONTHS  TWELVE MONTHS
                                                                ENDED         ENDED        ENDED          ENDED         ENDED
                                                               MAR. 31,      JUNE 30,     SEPT. 30,      DEC. 31,      DEC. 31,
                                                                 2001          2001          2001          2001          2001
                                                             AS RESTATED   AS RESTATED  AS RESTATED    AS RESTATED   AS RESTATED
                                                            ----------------------------------------------------------------------
Revenues                                                       $ 90,264      $ 88,556      $ 86,477      $ 82,893      $ 348,190

Cost of sales and related services                               22,066        21,805        18,305        16,708         78,884

Cost of rentals and other revenues, including rental
  equipment depreciation                                          8,518         8,978         9,230         8,513         35,239

Operating expenses, including bad debt expense                   49,521        48,262        49,296        45,783        192,862

General and administrative expenses                               4,109         3,928         3,768         3,888         15,693


Earnings from joint ventures                                     (1,059)       (1,140)       (1,137)       (1,423)        (4,759)

Depreciation, excluding rental equipment, and amortization        2,828         2,733         2,639         2,576         10,776

Amortization of deferred financing costs                            324         1,057           828           873          3,082

Loss (gain) on sale of assets of centers                             --            --         2,629        (2,574)            55

Income before interest and taxes                                  3,957         2,933           919         8,549         16,358

(Loss) income before taxes                                       (6,271)       (3,042)       (5,818)        2,689        (12,442)

Net (loss) income                                              $ (6,421)     $ (3,192)     $ (5,968)     $  2,689      $ (12,892)

Basic net (loss) income per share                              $  (0.40)     $  (0.20)     $  (0.37)     $   0.16      $   (0.79)
Diluted net (loss) income per share                            $  (0.40)     $  (0.20)     $  (0.37)     $   0.14      $   (0.79)

RECONCILIATION OF RESTATED NET INCOME (LOSS):
Net (loss) income, as previously reported                      $ (6,597)     $ (2,110)     $ (5,855)     $  3,018      $ (11,544)
 Adjustments                                                        176        (1,082)         (113)         (329)        (1,348)
                                                               -----------------------------------------------------------------
Net (loss) income, as restated                                 $ (6,421)     $ (3,192)     $ (5,968)     $  2,689      $ (12,892)
                                                               =================================================================

AMERICAN HOMEPATIENT, INC.                                             TABLE A
SUMMARY FINANCIAL DATA                                               PAGE 2 OF 3
(In thousands, except per share data)

                                                             THREE MONTHS   THREE MONTHS  THREE MONTHS   THREE MONTHS  TWELVE MONTHS
                                                                ENDED          ENDED         ENDED          ENDED          ENDED
                                                               MAR. 31,       JUNE 30,     SEPT. 30,       DEC. 31,       DEC. 31,
                                                                 2002           2002         2002           2002           2002
                                                             AS RESTATED    AS RESTATED
                                                             -----------------------------------------------------------------------
Revenues                                                        $ 80,004      $ 79,210      $ 78,370      $ 82,213      $ 319,797

Cost of sales and related services                                16,504        15,561        15,110        16,353         63,528

Cost of rentals and other revenues, including rental
  equipment depreciation                                           8,186         8,580         9,295         8,915         34,976

Operating expenses, including bad debt expense                    46,336        44,853        46,084        43,581        180,854

General and administrative expenses                                4,262         4,055         3,748         4,174         16,239

Earnings from joint ventures                                      (1,273)       (1,119)       (1,000)       (1,198)        (4,590)

Depreciation, excluding rental equipment, and amortization         1,033         1,069           982           991          4,075

Amortization of deferred financing costs                             824           719           236            --          1,779

Gain on sale of assets of centers                                   (667)           --            --            --           (667)

Chapter 11 financial advisory expenses incurred prior to
  filing bankruptcy                                                   --           314           504            --            818

Income before reorganization items, interest, taxes and
  cumulative effect of change in accounting principle              4,799         5,178         3,411         9,397         22,785

(Loss) income before taxes and cumulative effect of change
  in accounting principle                                           (404)           35        (2,304)        8,092          5,419

Income (loss) before cumulative effect of change in
  accounting principle                                             1,608           (65)       (2,404)        8,192          7,331

Cumulative effect of change in accounting principle              (68,485)           --            --            --        (68,485)

Net (loss) income                                               $(66,877)     $    (65)     $ (2,404)     $  8,192      $ (61,154)

Basic income (loss) per share before cumulative effect of
  change in accounting principle                                $   0.10      $     --      $  (0.15)     $   0.50      $   (0.45)
Diluted income (loss) per share before cumulative effect of
  change in accounting principle                                $   0.09      $     --      $  (0.15)     $   0.45      $   (0.39)

Basic net (loss) income per share                               $  (4.10)     $     --      $  (0.15)     $   0.50      $   (3.74)
Diluted net (loss) income per share                             $  (3.57)     $     --      $  (0.15)     $   0.45      $   (3.29)

RECONCILIATION OF RESTATED NET LOSS:
Net loss, as previously reported                                $(67,558)     $   (239)
Adjustments                                                          681           174
                                                                ----------------------
Net loss, as restated                                           $(66,877)     $    (65)
                                                                ======================

AMERICAN HOMEPATIENT, INC.                                             TABLE A
SUMMARY FINANCIAL DATA                                               PAGE 3 OF 3
(In thousands)


                                                                  DEC. 31,       DEC. 31,
                                                                    2002           2001
                                                                                AS RESTATED
                                                                  ---------     -----------
Cash & equivalents                                                $  22,827       $  9,129
Restricted cash                                                          67            265
Net patient receivables                                              54,183         60,117
Other receivables                                                     1,254          2,037
                                                                  ---------       --------
        Total receivables                                            55,437         62,154
Other current assets                                                 18,841         15,583
                                                                  ---------       --------
        Total current assets                                         97,172         87,131
Property and equipment, net                                          50,427         47,088
Goodwill, net                                                       121,214        189,699
Other assets                                                         22,130         23,122
                                                                  ---------       --------
        TOTAL ASSETS                                              $ 290,943       $347,040
                                                                  =========       ========

Accounts payable                                                  $  13,267       $ 19,819
Current portion of long term debt                                        --        282,554
Other current liabilities                                            16,850         25,194
                                                                  ---------       --------
        Total current liabilities                                    30,117        327,567

Long term debt, less current portion                                     --          1,142
Other non-current liabilities                                           591          4,782
                                                                  ---------       --------
        Total liabilities                                            30,708        333,491

Liabilities subject to compromise                                   307,829             --

        Total stockholders' (deficit) equity                        (47,594)        13,549
                                                                  ---------       --------
        TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY      $ 290,943       $347,040
                                                                  =========       ========

AMERICAN HOMEPATIENT, INC.                                            TABLE B
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS                    PAGE 1 OF 1
TO GAAP FINANCIAL STATEMENTS
(In thousands)

                                                    THREE MONTHS THREE MONTHS TWELVE MONTHS  THREE MONTHS THREE MONTHS TWELVE MONTHS
                                                        ENDED        ENDED        ENDED          ENDED        ENDED        ENDED
                                                      SEPT. 30,    DEC. 31,      DEC. 31,      SEPT. 30,    DEC. 31,      DEC. 31,
                                                        2001         2001          2001          2002         2002          2002
                                                     AS RESTATED  AS RESTATED  AS RESTATED
                                                    ---------------------------------------  ---------------------------------------
 Net loss (income)                                  $ (5,968)     $  2,689      $(12,892)     $ (2,404)     $  8,192      $(61,154)

 Add:

   Provision for (benefit from) income taxes             150            --           450           100          (100)       (1,912)

   Interest                                            6,737         5,860        28,800         1,798          (275)       11,869

   Amortization of deferred financing costs              828           873         3,082           236            --         1,779

   Depreciation, excluding rental equipment,
      and amortization                                 2,639         2,576        10,776           982           991         4,075

   Rental equipment depreciation                       5,596         4,672        20,932         5,428         4,853        19,687
                                                    ------------------------------------      ------------------------------------
 Earnings before interest, taxes, depreciation,
   and amortization (EBITDA)                        $  9,982      $ 16,670      $ 51,148      $  6,140      $ 13,661      $(25,656)

 Add:

   Cumulative effect of change in accounting
      principle with no related-tax effect                --            --            --            --            --        68,485

   Reorganization items                                   --            --            --         3,917         1,580         5,497

   Chapter 11 financial advisory expenses incurred
      prior to filing bankruptcy                          --            --            --           504            --           818

   (Gain) loss on sale of assets of centers            2,629        (2,574)           55            --            --          (667)
                                                    ------------------------------------      ------------------------------------

 EBITDA, excluding cumulative effect of change in
      accounting principle, reorganization items,
      chapter 11 financial advisory expenses
      incurred prior to filing bankruptcy, and
      (gain) loss on sale of assets of centers      $ 12,611      $ 14,096      $ 51,203      $ 10,561      $ 15,241      $ 48,477
                                                    ====================================      ====================================